Exhibit 3.39

REPORT OF A LIMITED PARTNERSHIP

BE IT KNOWN, THAT

HEALTHSOUTH DIAGNOSTIC CENTER OF COLORADO SPRINGS LIMITED PARTNERSHIP

A Limited Partnership organized pursuant to the provisions of Section 10-9A-20, Code of Alabama 1975, hereby makes this report to the Secretary of State pursuant to the provisions of Section 10-9A-3, Code of Alabama 1975:

That the Limited Partnership was formed and organized by executing and recording the certificate of limited partnership in the office of the Judge of Probate of Jefferson County on July 21 , 1997.

That the address of the principal office of the Limited Partnership is:

One HEALTHSOUTH Parkway, Birmingham, Alabama 35243

That the address of the office (which may but need not be a place of its business in this state) at which shall be kept the records required by Section 10-9A-4 is:

One HEALTHSOUTH Parkway, Birmingham, Alabama 35243

That the name and address of the agent for service of process is:

Thomas A. Ansley, Esq., Sirote & Permutt, P.C.,

2222 Arlington Avenue South, Birmingham, Alabama 35205

Sworn to this 21st day of July , 1997, at Birmingham, Alabama.

DIAGNOSTIC HEALTH CORPORATION General Partner

By:	/s/ Russell H. Maddox
Russell H. Maddox,
President

STATE OF ALABAMA

CHANGES FOR: HEALTHSOUTH Diagnostic Center of Colorado Springs Limited Partnership

(name of entity)

The following will serve to make changes to the original reports or applications of a LLC or LP as filed in the Office of the Secretary of State of Alabama. This form may be used to change the registered agent, registered address, principal address, members, or any information that is now different from the original report or application.

1:	Name of Entity HEALTHSOUTH Diagnostic Center of Colorado Springs Limited Partnership

2:	State & County of Formation Alabama; Jefferson Date of Formation July 21, 1997

3:	Please change the registered agent from: Thomas A. Ansley

to: THE CORPORATION COMPANY

4:	Please change the registered address from: Sirote and Permutt, 2222 Arlington Avenue Square, Birmingham AL 35205

to: 2000 Interstate Park Drive, Suite 204, Montgomery AL 36109

5	Please change the principal address from:

to:

6: Please make the following changes other than above:

DATE: June 16, 1998	SIGNATURE:	/s/ William W. Horton
Diagnostic Health Corp., Its General Partner
William W. Horton
(Please Print/Type Name)

Vice President
(Your title)